EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Dyadic International, Inc. and Subsidiaries, of our report dated March 30, 2020, relating to the consolidated financial statements of Dyadic International, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

Clearwater, Florida August 13, 2020